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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Florida Coastline Community Group, Inc. on Form SB-2 of our report dated March 8, 2001 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue in existence as a going concern), appearing in the Prospectus, which is part of this Registration Statement.

MORRISON, BROWN, ARGIZ & COMPANY
Certified Public Accountants
Miami, Florida
May 10, 2001